ENERGY INCOME AND GROWTH FUND

                                FITCH GUIDELINES

Below is set forth for Energy Income and Growth Fund (the "Fund") the Fitch Guidelines, as defined in the Indenture and Supplemental Indenture (collectively, the "Indenture") of the auction rate senior notes (the "Energy Notes"), of the Fund. Capitalized terms not defined herein shall have the same meanings as defined in the Indenture. Fitch may amend, alter or change these Fitch Guidelines, in its sole discretion, provided however, that Fitch provide any such amendments, alterations or changes to the Fund in writing. Any documents provided to Fitch pursuant to this document shall be delivered to Fitch electronically at the following email address: funds.surveillance@fitchratings.com. To the extent that the Fitch Guidelines conflict with the terms of the Indenture, the Fitch Guidelines shall control.

1.       CERTAIN OTHER RESTRICTIONS.

         For so long as Energy Notes are Outstanding and Fitch is then rating the Energy Notes, the Fund will not, unless it has received written confirmation from Fitch (if Fitch is then rating the Energy Notes) that any such action would not impair the rating then assigned by such rating agency to a Series of Energy Notes, engage in any one or more of the following transactions:

             a. write unsecured put or uncovered call options on portfolio securities;

             b. issue additional series of Energy Notes or any class or series of shares ranking prior to or on a parity with Energy Notes with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Fund, or reissue any Energy Notes previously purchased or redeemed by the Fund;

             c.  engage in any short sales of securities;

             d.  lend portfolio securities; or

             e.  merge or consolidate into or with any other corporation.

2.                COMPLIANCE PROCEDURES FOR ASSET MAINTENANCE TESTS.

             a. The Fund shall deliver to Fitch (if Fitch is then rating Energy Notes) a certificate with respect to the calculation of the Energy Notes Basic Maintenance Amount (an "Energy Notes Basic Maintenance Certificate") as of (A) the Date of Original Issue,
                 (B) the last Valuation Date of each month, (C) any date requested by any rating agency, (D) a Business Day on or before any Asset Coverage Cure Date relating to the Fund's cure of a failure to meet the Energy Notes Basic Maintenance Amount Test,
                 (E) any day that Common Shares or Energy Notes are redeemed and
                 (F) any day the Eligible Assets have an aggregate discounted value less than or equal to 115% of the Energy Notes Basic Maintenance Amount. Such Energy Notes Basic Maintenance Certificate shall be delivered in the case of clause (A) above on or before the seventh Business Day following the Date of

                 Original Issue and in the case of all other clauses above on or before the seventh Business Day after the relevant Valuation Date or Asset Coverage Cure Date.

             b. The Fund shall deliver to Fitch (if Fitch is then rating Energy Notes) a certificate with respect to the calculation of the 1940 Act Energy Notes Asset Coverage and the value of the portfolio holdings of the Fund (a "1940 Act Energy Notes Asset Coverage Certificate") (i) as of the Date of Original Issue, and (ii) as of (A) the last Valuation Date of each quarter thereafter, and (B) as of the Business Day on or before the Asset Coverage Cure Date relating to the failure to satisfy the 1940 Act Energy Notes Asset Coverage. Such 1940 Act Energy Notes Asset Coverage Certificate shall be delivered in the case of clause (i) above on or before the seventh Business Day following the Date of Original Issue and in the case of clause
                 (ii) above on or before the seventh Business Day after the relevant Valuation Date or the Asset Coverage Cure Date. The certificates of (a) and (b) of this Section may be combined into a single certificate.

             c. Within ten Business Days of the Date of Original Issue, the Fund shall deliver to the Auction Agent and Fitch (if Fitch is then rating Energy Notes) a letter prepared by the Fund's independent accountants (an "Accountant's Certificate") regarding the accuracy of the calculations made by the Fund in the Energy Notes Basic Maintenance Certificate and the 1940 Act Energy Notes Asset Coverage Certificate required to be delivered by the Fund as of the Date of Original Issue. Within ten Business Days after the last Valuation Date of each fiscal year of the Fund on which a Energy Notes Basic Maintenance Certificate is required to be delivered, the Fund will deliver to the Auction Agent and Fitch (if Fitch is then rating the Energy Notes) an Accountant's Certificate regarding the accuracy of the calculations made by the Fund in such Energy Notes Basic Maintenance Certificate. Within ten Business Days after the last Valuation Date of each fiscal year of the Fund on which a 1940 Act Energy Notes Asset Coverage Certificate is required to be delivered, the Fund will deliver to the Auction Agent and Fitch (if Fitch is then rating the Energy Notes) an Accountant's Certificate regarding the accuracy of the calculations made by the Fund in such 1940 Act Energy Notes Asset Coverage Certificate. In addition, the Fund will deliver to the relevant persons specified in the preceding sentence an Accountant's Certificate regarding the accuracy of the calculations made by the Fund on each Energy Notes Basic Maintenance Certificate and 1940 Act Energy Notes Asset Coverage Certificate delivered pursuant to clause (D) of paragraph (a) or clause (ii)(B) of paragraph (b), as the case may be, within ten days after the relevant Asset Coverage Cure Date. If an Accountant's Certificate delivered with respect to an Asset Coverage Cure Date shows an error was made in the Fund's report with respect to such Asset Coverage Cure Date, the calculation or determination made by the Fund's independent accountants will be conclusive and binding on the Fund with respect to such reports. If any other Accountant's Certificate shows that an error was made in any such report, the calculation or determination made by the Fund's independent accountants will be conclusive and binding on the Fund; provided, however, any errors shown in the Accountant's Certificate filed on a quarterly basis shall not be deemed to

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

                 be a failure to maintain the Energy Notes Basic Maintenance Amount on any prior Valuation Dates.

d. The Accountant's Certificates referred to in paragraph (c) will confirm, based upon the independent accountant's review,
                  (i) the mathematical accuracy of the calculations reflected in the related Energy Notes Basic Maintenance Amount and 1940 Act Energy Notes Asset Coverage Certificates, as the case may be, and (ii) that the Fund determined whether the Fund had, at such Valuation Date, Eligible Assets with an aggregate Discounted Value at least equal to the Basic Maintenance Amount in accordance with the Indenture.

3.                DEFINITIONS.

             a. "PREFERRED SHARES BASIC MAINTENANCE AMOUNT" as of any Valuation Date means:

                 i. Fitch Eligible Assets having an aggregate Fitch Discounted
                    Value equal to or greater than the dollar amount equal to the sum of:

                        (A) the product of the number of Preferred Shares
             outstanding on such date multiplied by $25,000, plus any redemption premium applicable to the Preferred Shares then subject to redemption;

                        (B) the aggregate amount of dividends that will have
             accumulated at the respective Applicable Rates (whether or not earned or declared) to and including the first Dividend Payment Date for each of the outstanding Preferred Shares that follows such Valuation Date;

                        (C) the amount of anticipated non-interest expenses of
             the Fund for the 90 days subsequent to such Valuation Date;

                        (D) the amount of the current outstanding balances of
             any indebtedness which is senior to the Preferred Shares plus interest actually accrued together with 30 days additional interest on the current outstanding balances calculated at the current rate; and

                        (E) any current liabilities to the extent not reflected
             in any of (i)(A) through (i)(D) (including, without limitation, any payables for portfolio securities purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions); less the value (i.e., the face value of cash, short-term municipal obligations and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) though (i)(D) became payable, otherwise the Fitch Discounted Value) of any of the Fund's assets irrevocably deposited by the Fund for the payment of any of (i)(A) through
             (i)(D)

             b. "APPROVED PRICE" means the "fair value" as determined by the Fund in accordance with the valuation procedures adopted from time to time by

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

the Board of Trustees of the Fund and for which the Fund receives a mark-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least weekly.

             c. "APPROVED FOREIGN NATION" shall have the meaning set forth in clause (D) of the definition of "Fitch Eligible Assets."

             d. "BANK LOANS" means direct purchases of, assignments of, participations in and other interests in (a) any bank loan or (b) any loan made by an investment bank, investment fund or other financial institution, provided that such loan under this clause (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank or institutional loan investor in the ordinary course of business.

             e. "BUSINESS DAY" means a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York, are authorized or obligated by law to close.

             f. "DATE OF ORIGINAL ISSUE" means, with respect to any Preferred Shares Share, the date on which the Fund first issues such share.

             g. "DEBT SECURITIES" shall have the meaning set forth in clause (D) of the definition of "Fitch Eligible Assets."

             h. "EMERGING MARKET DEBT" shall have the meaning set forth in clause (E) of the definition of "Fitch Eligible Assets."

             i. "FITCH DISCOUNT FACTOR" means:

                 (i) for purposes of determining the Discounted Value of any
                    Fitch Eligible Asset, the percentage is determined as follows, provided however, that for unhedged foreign investments a discount factor of 105% shall be applied to the Market Value thereof in addition to the Fitch Discount Factor as determined in accordance with the procedures below, provided further that, if the foreign issuer of such unhedged foreign investment is from a country whose sovereign debt rating in a non-local currency is not assigned a rating of AA or better by Fitch, a discount factor of 117% shall be applied to the Market Value thereof in addition to the Fitch Discount Factor as determined in accordance with the procedures below. The Fitch Discount Factor for any Fitch Eligible Asset, other than the securities set forth below, will be the percentage provided in writing by Fitch.

                        (A) Preferred Stock: The percentage determined by
             reference to the rating of a preferred stock in accordance with the table set forth below.

                     PREFERRED STOCK(1)                 FITCH DISCOUNT FACTOR

AAA Taxable Preferred..................................          130%
AA Taxable Preferred...................................          133%
A Taxable Preferred....................................          135%

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BBB Taxable Preferred..................................          139%
BB Taxable Preferred...................................          154%
Not rated or below BB Taxable Preferred................          161%
Investment Grade DRD Preferred.........................          164%
Not rated or below Investment Grade DRD Preferred......          200%

--------------------
(1) If a security is not rated by Fitch but is rated by two other nationally recognized statistical ratings organizations ("NRSRO"), then the lower of the ratings on the security from the two other NRSRO's will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any NRSRO, the Fund will use the percentage set forth under "Not rated or below BB Taxable Preferred" in the table above.

                        (B) Middle Market Bank Preferred Stock: The Fitch
             Discount Factor applied to Middle Market Bank Preferred Stock is 266%.

                        (C) Debt Securities: The percentage determined by
             reference to the rating of the Debt Security with reference to the remaining term to maturity of the Debt Security (other than short-term Debt Securities covered by clause (E) below), in accordance with the table set forth below:

                                                                                                       NOT
       TERM TO MATURITY OF CORPORATE DEBT                                                              RATED OR
                  SECURITY(1)                      AAA        AA        A         BBB        BB        BELOW BB
-----------------------------------------------    -------   -------    -------   -------    -------   --------
3 years or less ...............................    106.38%   108.11%    109.89%   111.73%    129.87%   151.52%
5 years or less (but longer than 3 years)......    111.11    112.99     114.94    116.96     134.24    151.52
7 years or less (but longer than 5 years)......    113.64    115.61     117.65    119.76     135.66    151.52
10 years or less (but longer than 7 years).....    115.61    117.65     119.76    121.95     136.74    151.52
15 years or less (but longer than 10 years)....    119.76    121.95     124.22    126.58     139.05    151.52
More than 15 years.............................    124.22    126.58     129.03    131.58     144.55    151.52

---------------------------------------

(1) If a security is not rated by Fitch but is rated by two other NRSROs, then the lower of the ratings on the security from the two other NRSROs will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any NRSRO, the Fund will use the percentage set forth under "Not Rated or Below BB" in the table above.

                        The Fitch Discount Factors presented in the immediately
             preceding table apply to Debt Securities that are Performing and have a Market Value determined by a Pricing Service or an Approved Price. The Fitch Discount Factor noted in the table above for a Debt Security "Not Rated or Below BB" by Fitch shall apply to any non-Performing Debt Security with a price equal to or greater than $0.90. The Fitch Discount Factor noted in the table above for a Debt Security "Not Rated or Below BB" by Fitch shall apply to any non-Performing Debt Security with a price less than $0.90 but equal to or greater than $0.20. If a Debt Security does not have a Market

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             Value determined by a Pricing Service or an Approved Price, a rating two rating categories below the actual rating on the Debt Security will be used (e.g., where the actual rating is A-, the rating for Debt Securities rated BB- will be used). The Fitch Discount Factor for a Debt Security issued by a limited partnership that is not a Rule 144A Security shall be the Fitch Discount Factor determined in accordance with the table set forth above multiplied by 105%.

                        The Fitch Discount Factors presented in the immediately
             preceding table will also apply to interest rate swaps and caps, whereby the rating of the counterparty to the swap or cap will be the rating used to determine the Fitch Discount Factor in the table; and (ii) TRACERs and TRAINs, whereby the ratings in the table will be applied to the underlying securities and the Market Value of each underlying security will be its proportionate amount of the Market Value of the TRACER or TRAIN. The Fitch Discount Factors presented in the immediately preceding table will also apply to corporate obligations backed by a guaranty, a letter of credit or insurance issued by a third party. If the third-party credit rating is the basis for the rating on the obligation, then the rating on the third party will be used to determine the Fitch Discount Factor in the table.

                        The Fitch Discount Factors presented in the immediately
             preceding table will also apply to preferred trust certificates, the rating on which will be determined by the underlying debt instruments in the trust, unless such preferred trust certificates are determined by Fitch Ratings to qualify for a traditional equity discount factor, in which case the Fitch Discount Factor shall be 370%.

                        (D) Convertible Securities: The Fitch Discount Factor
             applied to convertible securities is (A) 200% for investment grade convertibles and (B) 222% for below investment grade convertibles so long as such convertible securities have neither (x) conversion premium greater than 100% nor (y) have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

                        The Fitch Discount Factor applied to convertible
             securities which have conversion premiums of greater than 100% is
             (A) 152% for investment grade convertibles and (B) 179% for below investment grade convertibles so long as such convertible securities do not have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

                        The Fitch Discount Factor applied to convertible
             securities which have a yield to maturity or yield to worse of greater than 15.00% above the relevant Treasury curve is 370%.

                        If a security is not rated by Fitch but is rated by two
             other NRSRO's, then the lower of the ratings on the security from the two other NRSRO's will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other NRSRO, then the

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             rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any NRSRO, the Fund will treat the security as if it were below investment grade.

                        (E) Short-Term Investments and Cash: The Fitch Discount
             Factor applied to short-term portfolio securities, including without limitation Debt Securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Fitch Exposure Period; (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Fitch Exposure Period; and (C) 125%, so long as such portfolio securities neither mature nor have a demand feature at par exercisable within the Fitch Exposure Period. A Fitch Discount Factor of 100% will be applied to cash. Rule 2a-7 money market funds rated by Fitch or another NRSRO will also have a discount factor of 100%, and unrated Rule 2a-7 money market funds will have a discount factor of 115%.

                        (F) Common Stock and Warrants: The Fitch discount factor
             shall be applied in accordance with the following:

                           (a) The Fitch Discount Factor for U.S. common stock
                  is (A) 200% for large-cap stocks; (B) 233% for mid-cap stocks;
                  (C) 286% for small-cap stocks; and (D) 370% for other common stocks.

                           (b) The Fitch Discount Factor for foreign common
                  stock of Developed Countries is (A) 210% for large-cap stocks;
                  (B) 244% for mid-cap stocks; (C) 300% for small-cap stocks; and (D) 370% for other foreign common stock.

                           (c) The Fitch Discount Factor for foreign common of
                  Emerging Countries is 370% regardless of market capitalization.

                  See "Fitch Eligible Assets - common stocks" for definitions of large-cap, mid-cap and small-cap stocks.

                  See "Fitch Eligible Assets - common stocks" for definitions of Developed and Emerging Countries.

                        (G) Master Limited Partnership (MLP) Securities: The
             Fitch Discount Factor applied to MLP Securities shall be applied in accordance with the table set forth below:

---------------------- ----------------------------- --------------------------
                          FITCH DISCOUNT FACTOR        FITCH DISCOUNT FACTOR
                               'AAA' RATING                 'AA' RATING
---------------------- ----------------------------- --------------------------
LARGE-CAP STOCKS                   210%                        172%
---------------------- ----------------------------- --------------------------
MID-CAP STOCKS                     243%                        200%

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

---------------------- ----------------------------- --------------------------
SMALL-CAP STOCKS                   296%                        230%
---------------------- ----------------------------- --------------------------
OTHERS                             370%                        250%
---------------------- ----------------------------- --------------------------


                  Small-cap MLPs refer to MLPs with a market capitalization of greater than $250 million but less than $1 billion; Mid-cap MLPs refer to MLPs with a market capitalization between $1 billion and $2 billion; Large-cap MLPs are MLPs with a market capitalization over $2 billion. The Fitch Discount Factor applied to MLP Securities which are restricted as to resale will be 110% of the Fitch Discount Factor which would apply was the securities not so restricted.

                        (H) U.S. Government Securities and U.S. Treasury Strips:

  TIME REMAINING TO MATURITY                          DISCOUNT FACTOR
--------------------------------------------------    ----------------
1 year or less....................................           101.5%
2 years or less (but longer than 1 year)..........           103%
3 years or less (but longer than 2 years).........           105%
4 years or less (but longer than 3 years).........           107%
5 years or less (but longer than 4 years).........           109%
7 years or less (but longer than 5 years).........           112%
10 years or less (but longer than 7 years)........           114%
15 years or less (but longer than 10 years).......           122%
20 years or less (but longer than 15 years).......           130%
25 years or less (but longer than 20 years).......           146%
Greater than 25 years.............................           154%


                        (I) Emerging Market Debt: The Fitch Discount Factor for
             Emerging Market Debt is (A) 285% for investment grade and (B) 370% for non-investment grade.

                        (J) Foreign Bonds: The Fitch Discount Factor (A) for a
             Foreign Bond the principal of which (if not denominated in U.S. dollars) is subject to a currency hedging transaction will be the Fitch Discount Factor that would otherwise apply to such Foreign Bonds in accordance with this definition and (B) for (1) a Foreign Bond the principal of which (if not denominated in U.S. dollars) is not subject to a currency hedging transaction and (2) a bond issued in a currency other than U.S. dollars by a corporation, limited liability company or limited partnership domiciled in, or the government or any agency, instrumentality or political subdivision of, a nation other than an Approved Foreign Nation, will be 370%.

                        (K) Rule 144A Securities: The Fitch Discount Factor
             applied to Rule 144A Securities will be 110% of the Fitch Discount Factor which would apply were the securities registered under the Securities Act.

                        (L) Senior Loans: The Fitch Discount Factor applied to
             senior, secured floating rate Loans made to corporate and other business entities ("Senior Loans") shall be the percentage specified in the table below opposite such Fitch Loan Category:

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

                       Fitch Loan Category       Discount Factor
                       -------------------       ---------------
                               A                      115%
                               B                      130%
                               C                      152%
                               D                      370%

                  Notwithstanding any other provision contained above, for purposes of determining whether a Fitch Eligible Asset falls within a specific Fitch Loan Category, to the extent that any Fitch Eligible Asset would fall within more than one of the Fitch Loan Categories, such Fitch Eligible Asset shall be deemed to fall into the Fitch Loan Category with the lowest applicable Fitch Discount Factor.

                        (M) Swaps (including Total Return Swaps and Interest
             Rate Swaps): Total Return Swaps and Interest Rate Swaps are subject to the following provisions:

                        If the Fund has an outstanding gain from a swap
             transaction on a Valuation Date, the gain will be included as a Fitch Eligible Asset subject to the Fitch Discount Factor on the counterparty to the swap transaction. At the time a swap is executed, the Fund will only enter into swap transactions where the counterparty has at least a Fitch rating of A- or Moody's rating of A3.

                        (a) Only the cumulative unsettled profit and loss from a
             Total Return Swap transaction will be calculated when determining the Preferred Shares Basic Maintenance Amount. If the Fund has an outstanding liability from a swap transaction on a Valuation Date, the Fund will count such liability as an outstanding liability from the total Fitch Eligible Assets in calculating the Preferred Shares Basic Maintenance Amount.

                        (b) In addition, for swaps other than Total Return
             Swaps, the Market Value of the position (positive or negative) will be included as a Fitch Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding AMPS.

                        (c)(1) The underlying securities subject to a credit
             default swap sold by the Fund will be subject to the applicable Fitch Discount Factor for each security subject to the swap; (2) If the Fund purchases a credit default swap and holds the underlying security, the Market Value of the credit default swap and the underlying security will be included as a Fitch Eligible Asset subject to the Fitch Discount Factor assessed based on the counterparty risk; and (3) the Fund will not include a credit default swap as a Fitch Eligible Asset purchase by the Fund without the Fund holding the underlying security or when the Fund buys a credit default swap for a basket of securities without holding all the securities in the basket.

                        (N) Securities lending: The Fund may engage in
             securities lending in an amount not to exceed 10% of the Fund's total gross assets. For purposes of calculating the Preferred Shares Basic Maintenance Amount, such securities lent shall be included as Fitch Eligible Assets with the appropriate Fitch Discount Factor applied to such lent security. The obligation to return such collateral shall not be included as an

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             obligation/liability for purposes of calculating the Preferred
             Shares Basic Maintenance Amount. However, the Fund may reinvest cash collateral for securities lent in conformity with its investment objectives and policies and the provisions of these bylaws. In such event, to the extent that securities lending collateral received is invested by the Fund in assets that otherwise would be Fitch Eligible Assets and the value of such assets exceeds the amount of the Fund's obligation to return the collateral on a Valuation Date, such excess amount shall be included in the calculation of Fitch Eligible Assets by applying the applicable Fitch Discount Factor to this amount and adding the product to total Fitch Eligible Assets. Conversely, if the value of assets in which securities lending collateral has been invested is less then the amount of the Fund's obligation to return the collateral on a Valuation Date, such difference shall be included as an obligation/liability of the Fund for purposes of calculating the Preferred Shares Basic Maintenance Amount. Collateral received by the Fund in a securities lending transaction and maintained by the Fund in the form received shall not be included as a Fitch Eligible Asset for purposes of calculating the Preferred Shares Basic Maintenance Amount.

                        (O) Real Estate Investment Trusts:

                        (a) For common stock and preferred stock of REITs and
             other real estate companies, the Fitch Discount Factor applied shall be:

REIT or other real estate company preferred stock     154%*

REIT or other real estate company stock                196%

*Where the aggregate Market Value of securities invested in REIT preferred stock exceeds 50% of the aggregate Market Value of all Fitch Eligible Assets, then the applicable Fitch Discount Factor shall be 200%.

                        (b) For corporate debt securities of REITs, the Fitch
             Discount Factor applied shall be:

Terms to Maturity                   AAA         AA         A          BBB        BB         B          Unrated
-----------------                   ---         --         -          ---        --         -          -------
1 year or less                      111%        114%       117%       120%       121%       127%       127%
2 years or less (but longer
  than 1 year)                      116%        123%       125%       127%       132%       137%       137%
3 years or less (but longer
  than 2 years)                     121%        125%       127%       131%       133%       140%       152%
4 years or less (but longer
  than 3 years)                     126%        126%       129%       132%       136%       140%       164%
5 year or less (but longer
  than 4 years)                     131%        132%       135%       139%       144%       149%       185%
7 years or less (but longer
  than 5 years)                     140%        143%       146%       152%       159%       167%       228%

Page 10



10 years or less (but longer
  than 7 years)                     141%        143%       147%       153%       160%       168%       232%
12 years or less (but longer
  than 7 years)                     144%        144%       150%       157%       165%       174%       249%
15 years or less (but longer
  than 12 years)                    148%        151%       155%       163%       172%       182%       274%
30 years or less (but longer
  than 15 years)                    152%        156%       160%       169%       180%       191%       306%

                        If a security is not rated by Fitch but is rated by two
             other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). Securities rated either below B or not rated by any NRSRO shall be treated as "Unrated" in the table above.

                        (P) Futures and call options: For purposes of the
             Preferred Shares Basic Maintenance Amount, futures held by the Fund shall not be included as Fitch Eligible Assets. However, such assets shall be valued at market value by subtracting the good faith margin and the maximum daily trading variance as of the Valuation Date. Options purchased by the Fund shall not be included as Fitch Eligible Assets. For written covered call options (when the Fund holds the underlying position), to determine the Fitch Eligible Asset, use the product of (a) the number of exercisable shares in the contract, and (b) the lesser of (i) the market value of the underlying security, and (ii) the strike price. For written uncovered call options, to determine the reduction in the aggregate Fitch Discounted Value, use the greater of (a) zero and (b) the product of (i) the number of exercisable shares in the contract, and (ii) the product of (1) the market value of the underlying security or index and (2) the applicable discount factor, less the strike price. For written put options, to determine the reduction in the aggregate Fitch Discounted Value, use the greater of (a) zero and (b) the product of (i) the number of exercisable shares in the contract, and (ii) the strike price less the quotient of (1) the market value of the underlying security or index, and (2) the applicable discount factor.

                        (Q) Asset-backed and mortgage-backed securities: The
             percentage determined by reference to the asset type in accordance with the table set forth below:

                                       ASSET TYPE (WITH                                         DISCOUNT FACTOR
                          TIME REMAINING TO MATURITY, IF APPLICABLE)
U.S. Treasury/agency securities (10 years or less)                                                   118%
U.S. Treasury/agency securities (greater than 10 years)                                              127%
U.S. agency sequentials (10 years or less)                                                           128%
U.S. agency sequentials (greater than 10 years)                                                      142%
U.S. agency principal only securities                                                                236%
U.S. agency interest only securities (with Market Value greater than $0.40)                          696%
U.S. agency interest only securities (with Market Value less than or equal to $0.40)                 214%
AAA LockOut securities, interest only                                                                236%
U.S. agency planned amortization class bonds (10 years or less)                                      115%
U.S. agency planned amortization class bonds (greater than 10 years)                                 136%
AAA sequentials (10 years or less)                                                                   118%
AAA sequentials (greater than 10 years)                                                              135%
AAA planned amortization class bonds (10 years or less)                                              115%
AAA planned amortization class bonds (greater than 10 years)                                         140%
Jumbo mortgage rated AAA(1)                                                                          123%
Jumbo mortgage rated AA(1)                                                                           130%
Jumbo mortgage rated A(1)                                                                            136%
Jumbo mortgage rated BBB(1)                                                                          159%
Commercial mortgage-backed securities rated AAA                                                      131%
Commercial mortgage-backed securities rated AA                                                       139%
Commercial mortgage-backed securities rated A                                                        148%
Commercial mortgage-backed securities rated BBB                                                      177%
Commercial mortgage-backed securities rated BB                                                       283%
Commercial mortgage-backed securities rated B                                                        379%
Commercial mortgage-backed securities rated CCC or not rated                                         950%

-----------------

(1) Applies to jumbo mortgages, credit cards, auto loans, home equity loans, manufactured housing and prime mortgage-backed securities not issued by a U.S. agency or instrumentality.

                        (R) Catastrophe Bonds: The Fitch Discount Factor applied
             to Catastrophe Bonds will be 333.33%.

                        (S) Structured Notes: The Fitch Discount Factor applied
             to Structured Notes will be (a) in the case of a corporate issuer, the Fitch Discount Factor determined in accordance with clause (C) under this definition, whereby the rating on the issuer of the Structured Note will be the rating on the Structured Note for purposes of determining the Fitch Discount Factor in the table in clause (C); and (b) in the case of an issuer that is the U.S. government or an agency or instrumentality thereof, the Fitch Discount Factor determined in accordance with clause (E) under this definition.

                        (T) Municipal Obligations: The Fitch Discount Factor for
             Municipal Obligations is the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Exposure Period, in accordance with the table set forth below:

                                                   RATING CATEGORY
Exposure Period                       AAA*        AA*        A*         BBB*        F1**        Unrated***
---------------                       ---         --         -          ---         --          -------
7 weeks                               151%        159%       166%       173%        136%        225%
8 weeks or less but
  greater than 7 weeks                154%        161%       168%       176%        137%        231%
9 weeks or less but
  greater than 8 weeks                158%        163%       170%       177%        138%        240%
----------------

*Fitch rating (or, if not rated by Fitch, see the definition of "Fitch Eligible Asset" below).

**Municipal Obligations rated F1 by Fitch (or, if not rated by Fitch, see the definition of "Fitch Eligible Asset" below), which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.

***Includes Municipal Obligations rated less than BBB by Fitch (or, if not rated by Fitch, see the definition of "Fitch Eligible Asset" below) and unrated securities. Notwithstanding the foregoing, (i) the Fitch Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated at least F2 by Fitch (or, if not rated by Fitch, rated MIG-1, VMIG-1 or P-1 by Moody's or at least A-1+ or SP-1+ by S&P) and mature or have a demand feature at par exercisable in 30 days or less, and (ii) no Fitch Discount Factor will be applied to cash or to Receivables for Municipal Obligations Sold.

                        (U) Royalty Trusts: The Fitch Discount Factor applied to
             Royalty Trusts shall be applied in accordance with the table set forth below:

----------------- -------------------------- ---------------------------
                    FITCH DISCOUNT FACTOR      FITCH DISCOUNT FACTOR
                        'AAA' RATING                'AA' RATING
----------------- -------------------------- ---------------------------
LARGE-CAP                   225%                        184%
----------------- -------------------------- ---------------------------
MID-CAP                     260%                        214%
----------------- -------------------------- ---------------------------
SMALL-CAP                   317%                        246%
----------------- -------------------------- ---------------------------
OTHERS                      396%                        268%
----------------- -------------------------- ---------------------------


                        Small-cap Royalty Trusts refer to Royalty Trusts with a
             market capitalization of greater than $250 million but less than $1 billion; Mid-cap Royalty Trusts refer to Royalty Trusts with a market capitalization between $1 billion and $2 billion; Large-cap Royalty Trusts are Royalty Trusts with a market capitalization over $2 billion. The Fitch Discount Factor applied to Royalty Trusts which are restricted as to resale will be 110% of the Fitch Discount Factor which would apply was the securities not so restricted.

                        (V) Marine Transportation Securities: The Fitch Discount
             Factor applied to Marine Transportation Securities shall be applied in accordance with the table set forth below:

--------------------- -------------------------- ---------------------------
                        FITCH DISCOUNT FACTOR      FITCH DISCOUNT FACTOR
                            'AAA' RATING                'AA' RATING
--------------------- -------------------------- ---------------------------
LARGE-CAP                       210%                        172%
--------------------- -------------------------- ---------------------------
MID-CAP                         243%                        200%
--------------------- -------------------------- ---------------------------
SMALL-CAP                       296%                        230%
--------------------- -------------------------- ---------------------------
OTHERS                          370%                        250%
--------------------- -------------------------- ---------------------------


                        (W) Securities subject to credit derivatives: A security
             whose credit risk is hedged by a long position in a credit derivative with a swap counterparty approved by the Board of Directors of the Fund shall apply the relevant Fitch Discount Factor described above to the combined value of the security and the derivative(s) calculated as follows: (i) If the remaining term to maturity of the credit derivative is at least 95% but not more than 105% of the remaining term to maturity of the security whose credit it is protecting, then the Fitch Discount Factor will be based upon the remaining term to maturity of the security and the rating of the credit derivative counterparty, multiplied by 110%; or (ii) if the remaining term to maturity of the credit derivative is greater than 49 days but less than 95% of the remaining term to maturity of the security whose credit it is protecting, then the Fitch Discount Factor will be the Fitch Discount Factor of the security that is subject to the credit derivative minus the product of (a) the remaining term to maturity of the credit derivative divided by the remaining term to maturity of the security that is subject to the credit derivative and (b) the Fitch Discount Factor of the security that is subject to the credit derivative minus the Fitch Discount Factor calculated in (i) above; provided, however, that if Fitch provides a Fitch Discount Factor in writing, that Discount Factor shall be used in lieu of (i) or (ii); the use of the foregoing Fitch Discount Factors is subject to reporting of the components of the credit hedge to Fitch by the Fund.

                        (X) Synthetic Assets: The Fitch Discount Factor for a
             Synthetic Asset, which is a combination of a security and a derivative(s) that together are a close economic substitute for a Fitch Eligible Asset, shall be the Fitch Discount Factor that would be applied to the Fitch Eligible Asset that the Synthetic Asset is intended to replicate, multiplied by 120%.

                        (Y) Hedge Instruments: The Fitch Discount Factor for a
             derivative contract that is not covered by (W) or (X) above shall be determined as follows:

                        (1) For exchange-traded options on futures contracts on
             U.S. Treasury Bonds and U.S. Treasury Notes, the Fitch Discount Factor shall be the Fitch Discount Factor for U.S. Government Securities whose maturity equals the maturity of the longest security deliverable into the underlying futures contract;

                        (2) For exchange-traded options on futures contracts on
             interest rate swaps, obligations of agencies or instrumentalities of the U.S. and Eurodollars, the Fitch Discount Factor shall be the Fitch Discount Factor for Aaa-rated Corporate Debt Securities whose maturity equals the maturity of the longest security deliverable into the underlying futures contract;

                        (3) For over the counter interest rate swaps, the Fitch
             Discount Factor shall be the Fitch Discount Factor for corporate debt securities whose rating equals the counterparty rating of the swap counterparty and whose maturity equals the maturity of the underlying interest rate swap;

                        (4) For over the counter interest rate swaptions and
             other interest rate options, the Fitch Discount Factor shall be the Fitch Discount Factor for corporate debt securities whose rating equals the counterparty rating of the option counterparty and whose maturity equals the maturity of the interest rate swap or security underlying the option; or

                        (5) Otherwise, the Fitch Discount Factor provided by
             Fitch in writing.

             j.  "FITCH ELIGIBLE ASSET" means:

                        (A) cash (including interest and dividends due on assets
             rated (1) BBB or higher by Fitch or the equivalent by another NRSRO if the payment date is within five Business Days of the Valuation Date, (2) A or higher by Fitch or the equivalent by another NRSRO if the payment date is within thirty days of the Valuation Date, and (3) A+ or higher by Fitch or the equivalent by another NRSRO if the payment date is within the Fitch Exposure Period) and receivables for Fitch Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are settled within five Business Days;

                        (B) Short Term Money Market Instruments so long as (1)
             such securities are rated at least F1+ by Fitch or the equivalent by another NRSRO, (2) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A by Fitch or the equivalent by another NRSRO, or (3) in all other cases, the supporting entity (x) is rated at least A by Fitch or the equivalent by another NRSRO and the security matures within three months or (y) is rated at least AA by Fitch or the equivalent by another NRSRO and the security matures within six months; in addition, money market funds subject to Rule 2a-7 under the 1940 Act are also eligible investments;

                        (C) U.S. Government Securities and U.S. Treasury Strips;

                        (D) debt securities if such securities have been
             registered under the U.S. Securities Act ("Securities Act") or are restricted as to resale under U.S. federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act; and such securities are issued by (1) a U.S. corporation, limited liability company or limited partnership, (2) a corporation, limited liability company or limited partnership or similar entity domiciled in a country whose sovereign debt rating in a non-local currency is assigned a rating of "AAA" ("Approved Foreign Nations"), (3) the government of any Approved Foreign Nation or any of its agencies, instrumentalities or political subdivisions (the debt securities of Approved Foreign Nation issuers being referred to collectively as "Foreign Bonds"), (4) a corporation, limited liability company or limited partnership domiciled in Canada or (5) the Canadian government or any of its agencies, instrumentalities or political subdivisions (the debt securities of Canadian issuers being referred to collectively as "Canadian Bonds"). Foreign Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Similarly, Canadian Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Notwithstanding the limitations in the two preceding sentences, Foreign Bonds and Canadian Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 30% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. In addition, bonds which are issued in connection with a reorganization under U.S. federal bankruptcy law ("Reorganization Bonds") will be considered debt securities constituting Fitch Eligible Assets if (a) they provide for periodic payment of interest in cash in U.S. dollars or euros;
             (b) they do not provide for conversion or exchange into equity capital at any time over their lives; (c) they have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for trading under Rule 144A promulgated pursuant to the Securities Act as determined by the Fund's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Fund; (d) they were issued by a U.S. corporation, limited liability company or limited partnership; and (e) at the time of purchase at least one year had elapsed since the issuer's reorganization. Reorganization Bonds may also be considered debt securities constituting Fitch Eligible Assets if they have been approved by Fitch, which approval shall not be unreasonably withheld. All debt securities satisfying the foregoing requirements and restrictions of this paragraph are herein referred to as "Debt Securities";

                        (E) debt securities of a corporation, limited liability
             company or limited partnership or similar entity domiciled in an Emerging Market (as defined below) and debt securities of the government of any Emerging Market or any of its agencies, instrumentalities or political subdivisions (the debt securities of Emerging Market issuers being referred to collectively as "Emerging Market Debt.") Emerging markets are (1) countries classified by the World Bank as having a "low" or "middle" per capital income; (2) countries that have restructured its sovereign debt during the past 10 years or currently has restructured sovereign external debt outstanding; or (3) countries assigned a long-term, foreign currency/sovereign rating below A3/A- by Fitch, Moody's or S&P ;

                        (F) preferred stocks if (1) dividends on such preferred
             stock are cumulative, (2) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or Euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (3) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange, the American Stock Exchange or the over-the-counter market, and (4) the issuer of such preferred stock has a senior debt rating or preferred stock rating from Fitch of BBB- or higher or the equivalent rating by another NRSRO. In addition, the preferred stock's issue must be at least $50 million;

                        (G) Middle Market Bank Preferred Stock;

                        (H) municipal obligations that (i) pay interest in cash,
             (ii) does not have its Fitch rating, as applicable, suspended by Fitch, and (iii) is part of an issue of municipal obligations of at least $10,000,000. In addition, municipal obligations in the Fund's portfolio must be within the following investment guidelines to be Fitch Eligible Assets.

                      Minimum             Maximum Single         Maximum State
                    Issue Size          Underlying Obligor          Allowed
Rating           ($ Millions) (1)         Issuer (%) (2)          (%) (2)(3)
----------      -------------------     ------------------     -----------------
AAA                      10                     100                   100
AA                       10                     20                     60
A                        10                     10                     40
BBB                      10                      6                     20
BB                       10                      4                     12
B                        10                      3                     12
CCC                      10                      2                     12
--------------------
(1) Preferred stock has a minimum issue size of $50 million.

(2) The referenced percentage represents maximum cumulating total for the related rating category and each lower rating category.

(3) Territorial bonds (other than those issued by Puerto Rico and counted collectively) are each limited to 10% of Fitch Eligible Assets. For diversification purposes, Puerto Rico will be treated as a state.


                        For purposes of applying the foregoing requirements and
             applying the applicable Fitch Discount Factor, if a Municipal Obligation is not rated by Fitch but is rated by Moody's and S&P, such Municipal Obligation (excluding short-term Municipal Obligations) will be deemed to have the Fitch rating which is the lower of the Moody's and S&P rating. If a Municipal Obligation is not rated by Fitch but is rated by Moody's or S&P, such Municipal Obligation (excluding short-term Municipal Obligations) will be deemed to have such rating. Eligible Assets shall be calculated without including cash; and Municipal Obligations rated F1 by Fitch or, if not rated by Fitch, rated MIG-1, VMIG-1 or P-1 by Moody's; or, if not rated by Moody's, rated A-1+/AA or SP-1+/AA by S&P shall be considered to have a long-term rating of A. When the Fund sells a Municipal Obligation and agrees to repurchase such Municipal Obligation at a future date, such Municipal Obligation shall be valued at its Discounted Value for purposes of determining Fitch Eligible Assets, and the amount of the repurchase price of such Municipal Obligation shall be included as a liability for purposes of calculating the Preferred Shares Basic Maintenance Amount. When the Fund purchases a Fitch Eligible Asset and agrees to sell it at a future date, such Fitch Eligible Asset shall be valued at the amount of cash to be received by the Fund upon such future date, provided that the counterparty to the transaction has a long-term debt rating of at least A by Fitch and the transaction has a term of no more than 30 days; otherwise, such Fitch Eligible Asset shall be valued at the Discounted Value of such Fitch Eligible Asset.

                        Notwithstanding the foregoing, an asset will not be
             considered a Fitch Eligible Asset for purposes of determining the Preferred Shares Basic Maintenance Amount to the extent it is (i) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, "Liens"), except for (a) Liens which are being contested in good faith by appropriate proceedings and which Fitch (if Fitch is then rating the AMPS) has indicated to the Fund will not affect the status of such asset as a Fitch Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Fund by the investment adviser, custodian or the Auction Agent, (d) Liens by virtue of any repurchase agreement, and
             (e) Liens in connection with any futures margin account; or (ii) deposited irrevocably for the payment of any liabilities for purposes of determining the Preferred Shares Basic Maintenance Amount.

                        (I) common stock (i) (A) which are traded on the New
             York Stock Exchange, the American Stock Exchange or in the over-the-counter market, (B) which, if cash dividend paying, pay cash dividends in U.S. dollars, and (C) which may be sold without restriction by the Fund; provided, however, that (1) common stock which, while a Fitch Eligible Asset owned by the Fund, ceases paying any regular cash dividend will no longer be considered a Fitch Eligible Asset until 60 calendar days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A- by Fitch and (2) the aggregate Market Value of the Fund's holdings of the common stock of any issuer in excess of 5% per US issuer of the number of Outstanding shares times the Market Value of such common stock shall not be a Fitch's Eligible Asset and (3) the aggregate Market Value of the Fund's holdings of the foreign common stock of any issuer in excess of the average monthly trading volume shall not be a Fitch's Eligible Asset; (ii) securities denominated in any currency other than the U.S. dollar or securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia or securities that trade on a non-US exchange ("Foreign Common Stock") must be listed on an exchange for a minimum of one year; (iii) Developed Countries include Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom; Emerging Countries refer to foreign countries not defined by Developed Countries; (iv) Small-cap stocks refer to with a market capitalization between $300 million to $2 billion; Mid-cap stocks refer to stock with a market capitalization greater than $2 billion but less than $10 billion; Large-cap stocks refer to stock with a market capitalization greater than $10 billion.

                Fitch Common Stock Diversification Guidelines:
                ---------------------------------------------
                Type:                  Max. Single Issuer (%)(1)
                Large-cap                           5%
                Mid-cap                             5%
                Small-cap                           5%

                --------------------------
                (1) Percentages represent both a portion of the aggregate
                    market value and number of outstanding shares of the common stock portfolio.

                        (J) warrants on common stocks described above;

                        (K) Master Limited Partnership (MLP) Securities, which
             shall include the following securities, restricted or unrestricted, issued by an MLP or an affiliate of an MLP: (1) common units, (2) convertible subordinated units, (3) I-Shares, (4) I-units, (5) LLC securities and (6) debt securities. An investment by the Company in the MLP Securities of any single issuer will qualify as a Fitch Eligible Asset only to the extent that such investment constitutes 10% of the total assets of the Company. The amount by which an investment in the MLP Securities of any single issuer exceeds 10% of the total assets of the Company will not qualify as a Fitch Eligible Asset;

                        (L) Senior Loans;

                        (M) Rule 144A Securities;

                        (N) asset-backed and mortgage-backed securities;

                        (O) Catastrophe Bonds;

                        (P) REIT and other real estate company securities,
             subject to 5% issuer limitation (including common, preferred, debt and other securities);

                        (Q) TRACERs, TRAINs and Structured Notes;

                        (R) Fitch Hedging Transactions;

                        (S) Swaps, including Total Return Swaps entered into
             according to ISDA;

                        (T) Canadian Royalty Trusts and Canadian Income Trusts
             (collectively, "Royalty Trusts"), whose primary business operations are in the energy sector, which shall include the following securities, restricted or unrestricted, issued by a Royalty Trust or an affiliate of a Royalty Trust : (1) common units, (2) convertible subordinated units, (3) I-Shares, (4) I-units, (5) LLC securities and (6) debt securities. An investment by the Company in the Royalty Trusts of any single issuer will qualify as a Fitch Eligible Asset only to the extent that such investment constitutes 10% of the total assets of the Company. The amount by which an investment in the Royalty Trusts of any single issuer exceeds 10% of the total assets of the Company will not qualify as a Fitch Eligible Asset; and

                        (U) Marine Transportation Securities, subject to
             limitations in (I) common stocks above.

                        (V) Hedge Instruments: the intrinsic value (i.e. the
             market price of the underlying security minus the strike price in the case of a call option, and the strike price minus the market price of the underlying security in the case of a put option) of long option positions that are described under "Hedge Instruments" under (ii) (xi) and, if positive from the perspective of the Fund, the mark-to-market value of interest rate derivatives or credit derivatives that are described under "Hedge Instruments" under (ii)
             (xi), subject to reporting of the calculation of the discounted value of the hedge instruments by the Fund to Fitch. Over-the-counter options and swaptions with expirations longer than one-year from the Valuation Date will not be included in Fitch Eligible Assets.

                        (W) Credit Derivatives: A security that otherwise would
             be ineligible under the foregoing limitations solely due to its credit rating but whose credit default risk is protected by a long position(s) in credit derivatives with swap counterparties approved by the Board of Directors of the Fund and rated BBB- or higher by Fitch (or, if not rated by Fitch, the equivalent rating by S&P or Moody's), subject to reporting of the credit derivative by the Fund to Fitch.

                        (X) Synthetic Assets: A Synthetic Asset shall be a Fitch
             Eligible Asset if the security that the Synthetic Asset is intended to replicate would be a Fitch Eligible Asset under any of (i) through (vii) above, subject to reporting of the components of the synthetic position by the Fund to Fitch.

Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in this definition may be included in Fitch Eligible Assets, but, with respect to any financial contract, only upon receipt by the Fund of a writing from Fitch specifying any conditions on including such financial contract in Fitch Eligible Assets and assuring the Fund that including such financial contract in the manner so specified would not affect the credit rating assigned by Fitch to the Preferred Shares.

Where the Fund sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Fitch Eligible Asset and the amount the Fund is required to pay upon repurchase of such asset will count as a liability for the purposes of the Preferred Shares Basic Maintenance Amount. Where the Fund purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Fund thereby will constitute a Fitch Eligible Asset if the long-term debt of such other party is rated at least A- by Fitch or the equivalent by another Rating Agency and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Fitch Eligible Asset. Notwithstanding the foregoing, where the Fund loans a security, if the loan is fully collateralized by money market securities or money market mutual fund shares, then only (a) the value of the money market securities or money market mutual fund shares held by the Fund pursuant to a securities lending program multiplied by 100% if such money market mutual fund shares are rated "AAA" by Fitch (or, if not rated by Fitch, the equivalent rating by S&P or Moody's) or by 90% if such money market securities or money market mutual fund shares are not rated "AAA" by Fitch (or, if not rated by Fitch, the equivalent rating by S&P or Moody's) minus (b) the aggregate amount borrowed against the loaned securities, if (a) minus (b) is negative, shall be counted as a liability for purposes of calculating the Preferred Share Basic Maintenance Amount.

Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset to the extent that it has been irrevocably deposited for the payment of
(i)(A) through (i)(E) under the definition of Preferred Basic Maintenance Amount or to the extent it is subject to any Liens, except for (A) Liens which are being contested in good faith by appropriate proceedings and which Fitch has indicated to the Fund will not affect the status of such asset as a Fitch Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Fund by its investment adviser, the Fund's custodian, transfer agent or registrar or the Auction Agent and (D) Liens arising by virtue of any repurchase agreement.

In addition and where applicable, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Fitch's Eligible Assets:

Security Rated At     Maximum Single      Maximum Single   Minimum Issue Size
Least                    Issuer(1)        Industry(1,2)    ($ in million)(3)

AAA                      100%               100%                $100

AA-                       20                 75                  100
A-                        10                 50                  100
BBB-                       6                 25                  100
BB-                        4                 16                   50
B-                         3                 12                   50
CCC                        2                  8                   50
------------
(1) Percentages represent a portion of the aggregate market value of the portfolio holdings.
(2) Industries are determined according to Fitch's Industry Classifications, as defined herein.
(3) Preferred stock has a minimum issue size of $50 million for all rating categories in the table.

             k. "FITCH EXPOSURE PERIOD" means the period commencing on (and including) a given Valuation Date and ending 41 days thereafter.

             l. "FITCH HEDGING TRANSACTIONS" means purchases or sales of exchange-traded financial futures contracts based on any index approved by Fitch, LIBOR or Treasury Bonds, and purchases, writings or sales of exchange-traded put options on such futures contracts, any index approved by Fitch, LIBOR or Treasury Bonds and purchases, writings or sales of exchange-traded call options on such financial futures contracts, any index approved by Fitch, LIBOR or Treasury bonds, subject to the following limitations:v.

                 (i) The Fund may not engage in any Fitch Hedging Transaction based on any index approved by Fitch (other than transactions that terminate a futures contract or option held by the Fund by the Fund's taking the opposite position thereto ("closing transactions")) that would cause the Fund at the time of such transaction to own or have sold outstanding financial futures contracts based on such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal.

                 (ii) The Fund will not engage in any Fitch Hedging Transaction based on Treasury Bonds or LIBOR (other than closing transactions) that would cause the Fund at the time of such transaction to own or have sold:

                        (A) Outstanding financial futures contracts based on
             Treasury Bonds or LIBOR with such contracts having an aggregate market value exceeding 20% of the aggregate market value of Fitch Eligible Assets owned by the Fund and rated at least AA by Fitch (or, if not rated by Fitch Ratings, rated at least Aa by Moody's; or, if not rated by Moody's, rated at least AAA by S&P) ; or

                        (B) Outstanding financial futures contracts based on
             Treasury Bonds or LIBOR with such contracts having an aggregate market value exceeding 40% of the aggregate market value of all Fitch Eligible Assets owned by the Fund (other than Fitch Eligible Assets already subject to a Fitch Hedging Transaction) and rated at least BBB by Fitch (or, if not rated by Fitch Ratings, rated at least Baa by Moody's; or, if not rated by Moody's, rated at least A by S&P) (for purposes of the foregoing clauses (i) and (ii), the Fund shall be deemed to own futures contracts that underlie any outstanding options written by the Fund);

                 (iii) The Fund may engage in closing transactions to close out any outstanding financial futures contract based on any index approved by Fitch if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Fitch and the Fund.

                 (iv) The Fund may not enter into an option or futures transaction unless, after giving effect thereto, the Fund would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

             m. "FITCH INDUSTRY CLASSIFICATIONS" means, for the purposes of determining Fitch Eligible Assets, each of the following industry classifications:

Aerospace & Defense
Automobiles
Banking, Finance & Real Estate
Broadcasting & Media
Building & Materials
Cable
Chemicals
Computers & Electronics
Consumer Products
Energy
Environmental Services
Farming & Agriculture
Food, Beverage & Tobacco
Gaming, Lodging & Restaurants
Healthcare & Pharmaceuticals
Industrial/Manufacturing
Insurance
Leisure & Entertainment
Metals & Mining
Miscellaneous
Packaging and Containers
Paper & Forest Products
Retail
Sovereign
Structured Finance Obligations
Supermarkets & Drugstores
Telecommunications
Textiles & Furniture
Transportation
Utilities

The Fund shall use its discretion in determining which industry classification is applicable to a particular investment.

             n. "FITCH LOAN CATEGORY" means the following four categories (and, for purposes of this categorization, the Market Value of a Fitch Eligible Asset trading at par is equal to $1.00):

                 (i) "Fitch Loan Category A" means Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.90.

                 (ii) "Fitch Loan Category B" means: (A) Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.80 but less than $0.90; and (B) non-Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.85.

                 (iii) "Fitch Loan Category C" means (A) Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.70 but less than $0.80; (B) non-Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.75 but less than $0.85; and (C) Performing Bank Loans without an Approved Price rated BB- or higher by Fitch Ratings. If a security is not rated by Fitch Ratings but is rated by two other NRSROs, then the lower of the ratings on the security from the two other NRSROs will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A-and the Moody's rating is Baa1, a rating by Fitch Ratings of BBB+ will be used). If a security is not rated by Fitch Ratings but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA-, a rating by Fitch Ratings of AAA- will be used, and where the only rating on a security is a Moody's rating of Ba3, a rating by Fitch Ratings of BB-will be used).

                 (iv) "Fitch Loan Category D" means Bank Loans not described in any of the foregoing categories.

                           Notwithstanding any other provision contained above, for purposes of determining whether a Fitch Eligible Asset falls within a specific Fitch Loan Category, to the extent that any Fitch Eligible Asset would fall in more than one of the Fitch Loan Categories, such Fitch Eligible Asset shall be deemed to fall into the Fitch Loan Category with the lowest applicable Fitch Discount Factor.

             o. "FOREIGN BONDS" has the meaning set forth in clause (D) of the definition of "Fitch Eligible Assets."

             p. "INTEREST RATE SWAP" means an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay to each other is an agreed-upon periodic interest rate multiplied by some predetermined dollar principal, called the notional principal amount. No principal is exchanged between parties to the transaction; only interest is exchanged.

             q. "INTEREST RATE CAP" means an options contract which puts an upper limit on a floating exchange rate. The contract protects the holder from rises in short-term interest rates by making a payment to the holder when an underlying interest rate (the index or reference interest rate) exceeds a specified strike rate (the cap rate).

             r. "MIDDLE MARKET BANK PREFERRED STOCK" means, for purposes of determining the applicable Fitch Discount Factor, adjustable rate non-cumulative perpetual preferred stock issued by small- to mid-sized banks with assets of between $200 million and $10 billion.

             s. "PERFORMING" means with respect to any asset, the issuer of such investment is not in default of any payment obligations in respect thereof.

             t. "PRICING SERVICE" means any pricing service designated by the Board of Trustees of the Fund and approved by Fitch or Moody's, as applicable, for purposes of determining whether the Fund has Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount.

             u. "SHORT-TERM MONEY MARKET INSTRUMENT" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Fund, the remaining term to maturity thereof is not in excess of 180 days:

                 (i) commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

                 (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

                 (iii) overnight funds;

                 (iv) U.S. Government Securities; and

                 (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or Fund company that have (1) credit ratings on such Valuation Date of at least P-1 from Moody's and either F1+ from Fitch or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA- from Fitch or AA- from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Fund, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch and S&P shall be at least A2, A and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or Fund company are not rated on any Valuation Date below P-1 by Moody's, F1+ by Fitch or A-1+ by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Fund); and provided further, that the interest receivable by the Fund shall not be subject to any withholding or similar taxes.

             v. "STRUCTURED NOTES" means privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset or market (an "embedded index"), such as selected securities or an index of securities, or the differential performance of two assets or markets, such as indices reflecting bonds.

             w. "SWAP" means a derivative transaction between two parties who contractually agree to exchange the returns (or differentials in rates of return) to be exchanges or "swapped" between the parties, which returns are calculated with respect to a "notional amount," i.e., a particular dollar amount invested at a particular interest rate or in a "basket" of securities representing a particular index.

             x. "TOTAL RETURN SWAP" means an agreement between counterparties in which one party agrees to make payments of the total return from underlying asset(s), which may include securities, baskets of securities, or securities indices during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from other underlying asset(s).

             y. "TRACERS" means traded custody receipts representing direct ownership in a portfolio of underlying securities.

             z. "TRAINS" means Targeted Return Index Securities, which are trust certificates comprised of bonds that are chosen to track a particular index.

             aa. "U.S. GOVERNMENT SECURITIES" mean securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes.

             bb. "U.S. TREASURY SECURITIES" means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

             cc. "U.S. TREASURY STRIPS" means securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program.

             dd. "VALUATION DATE" means, for purposes of determining whether the Fund is maintaining the Preferred Shares Basic Maintenance Amount, the last Business Day of each week commencing with the Date of Original Issue.

                          ENERGY INCOME AND GROWTH FUND

MOODY'S GUIDELINES

Below is set forth for Energy Income and Growth Fund (the "Company") the Moody's Guidelines, as defined in the Indenture and Supplemental Indenture (collectively, the "Indenture") of the auction rate notes (the "Energy Notes"). Capitalized terms not defined herein shall have the same meanings as defined in the Indenture. Moody's may amend, alter or change these Moody's Guidelines, in its sole discretion; provided, however, that Moody's provide any such amendments, alterations or changes to the Company in writing.

          1. Certain Other Restrictions. For so long as any principal amount of Energy Notes is Outstanding and Moody's is then rating the Energy Notes, the Company will not, unless it has received written confirmation from Moody's (if Moody's is then rating Energy Notes), that any such action would not impair the rating then assigned by such rating agency to a series of Energy Notes, engage in any one or more of the following transactions:

                    a. write unsecured put or uncovered call options on portfolio securities;

                    b. issue additional series of Energy Notes or any class or series of shares ranking prior to or on a parity with Energy Notes with respect to the payment of interest and principal or the distribution of assets upon dissolution, liquidation or winding up of the Company, or reissue any Energy Notes previously purchased or redeemed by the Company;

                    c. engage in any short sales of securities;

                    d. lend portfolio securities; or

                    e. merge or consolidate into or with any other corporation.

          2. Compliance Procedures For Asset Maintenance Tests.

          a. The Company shall deliver to Moody's (if Moody's is then rating Energy Notes), a certificate with respect to the calculation of the Energy Notes Basic Maintenance Amount (a "Energy Notes Basic Maintenance Certificate") as of
(A) the Original Issue Date, (B) the last Valuation Date of each month, (C) any date requested by any rating agency, (D) a Business Day on or before any Asset Coverage Cure Date relating to the Company's cure of a failure to meet the Energy Notes Basic Maintenance Amount test, (E) any day that common shares or Energy Notes are redeemed and (F) any day the Eligible Assets have an aggregate discounted value less than or equal to 150% of the Energy Notes Basic Maintenance Amount. Such Energy Notes Basic Maintenance Certificate shall be delivered in the case of clause (i)(A) above on or before the seventh Business Day following the Original Issue Date and in the case of all other clauses above on or before the seventh Business Day after the relevant Valuation Date or Asset Coverage Cure Date.

          b. The Company shall deliver to Moody's (if Moody's is then rating Energy Notes), a certificate with respect to the calculation of the 1940 Act Energy Notes Asset Coverage and the value of the portfolio holdings of the Company (a "1940 Act Energy Notes Asset Coverage Certificate") (i) as of the Original Issue Date, and (ii) as of (A) the last Valuation Date of each quarter thereafter, and (B) as of the Business Day on or before the Asset Coverage Cure Date relating to the failure to satisfy the 1940 Act Energy Notes Asset Coverage. Such 1940 Act Energy Notes Asset Coverage Certificate shall be delivered in the case of clause (i) above on or before the seventh Business Day following the Original Issue Date and in the case of clause (ii) above on or before the seventh Business Day after the relevant Valuation Date or the Asset Coverage Cure Date. The certificates of (a) and (b) of this Section may be combined into a single certificate.

          c. Within ten Business Days of the Original Issue Date, the Company shall deliver to the Auction Agent and Moody's (if Moody's is then rating Energy Notes), a letter prepared by the Company's independent accountants (an "Accountant's Certificate") regarding the accuracy of the calculations made by the Company in the 1940 Act Energy Notes Asset Coverage Certificate required to be delivered by the Company as of the Original Issue Date. Within ten Business Days after the last Valuation Date of each fiscal year of the Company on which a Energy Notes Basic Maintenance Certificate is required to be delivered, the Company will deliver to the Auction Agent and Moody's (if Moody's is then rating Energy Notes), an Accountant's Certificate regarding the accuracy of the calculations made by the Company in such Energy Notes Basic Maintenance Certificate. Within ten Business Days after the last Valuation Date of each fiscal year of the Company on which a 1940 Act Energy Notes Asset Coverage Certificate is required to be delivered, the Company will deliver to the Auction Agent and Moody's (if Moody's is then rating Energy Notes), an Accountant's Certificate regarding the accuracy of the calculations made by the Company in such 1940 Act Energy Notes Asset Coverage Certificate. In addition, the Company will deliver to the relevant persons specified in the preceding sentence an Accountant's Certificate regarding the accuracy of the calculations made by the Company on each Energy Notes Basic Maintenance Certificate and 1940 Act Energy Notes Asset Coverage Certificate delivered pursuant to clause (iv) of paragraph
(a) or clause (ii)(B) of paragraph (b) of as the case may be, within ten days after the relevant Asset Coverage Cure Date. If an Accountant's Certificate delivered with respect to an Asset Coverage Cure Date shows an error was made in the Company's report with respect to such Asset Coverage Cure Date, the calculation or determination made by the Company's independent accountants will be conclusive and binding on the Company with respect to such reports. If any other Accountant's Certificate shows that an error was made in any such report, the calculation or determination made by the Company's independent accountants will be conclusive and binding on the Company; provided, however, any errors shown in the Accountant's Certificate filed on a quarterly basis shall not be deemed to be a failure to maintain the Energy Notes Basic Maintenance Amount on any prior Valuation Dates.

          d. The Accountant's Certificates referred to in paragraph (c) will confirm, based upon the independent accountant's review, (i) the mathematical accuracy of the calculations reflected in the related Energy Notes Basic Maintenance Amount and 1940 Act Energy Notes Asset Coverage Certificates, as the case may be, and (ii) that the Company determined whether the Company had, at such Valuation Date, Eligible Assets with an aggregate Discounted Value at least equal to the Basic Maintenance Amount in accordance with the Indenture.

          3. Definitions.

          a. "Approved Price" means the "fair value" as determined by the Company in accordance with the valuation procedures adopted from time to time by the Board of Directors of the Company and for which the Company receives a mark-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least semi-annually.

          b. "Bank Loans" means direct purchases of, assignments of, participations in and other interests in (a) any bank loan or (b) any loan made by an investment bank, investment fund or other financial institution; provided that such loan under this clause (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank or institutional loan investor in the ordinary course of business.

          c. "Energy Notes Basic Maintenance Amount" as of any Valuation Date means the dollar amount equal to:

                   (i) the sum of (A) the product resulting from multiplying the number of Outstanding Energy Notes on such date by $25,000 plus any redemption premium; (B) the aggregate amount of interest that will have accumulated at the Applicable Rate (whether or not earned or declared) to and including the first Interest Payment Date that follows such Valuation Date (or to the 30th day after such Valuation Date, if such 30th day occurs before the first following Interest Payment Date); (C) the amount of anticipated Company non-interest expenses for the 90 days subsequent to such Valuation Date; (D) the amount of the current outstanding balances of any indebtedness which is senior to the Energy Notes plus interest actually accrued together with 30 days additional interest on the current outstanding balances calculated at the current rate; and (E) any current liabilities, payable during the 30 days subsequent to such Valuation Date, including, without limitation, indebtedness due within one year and any redemption premium due with respect to Energy Notes for which a Notice of Redemption has been given, as of such Valuation Date, to the extent not reflected in any of
         (i)(A) through (i)(D); less

                  (ii) the sum of any cash plus the value of any of the Company's assets irrevocably deposited by the Company for the payment of any (i)(B) through (i)(E) ("value," for purposes of this clause
         (ii), means the Discounted Value of the security, except that if the security matures prior to the relevant redemption payment date and is either fully guaranteed by the U.S. Government or is rated at least P-1 by Moody's, it will be valued at its face value).

         "Moody's Discount Factor" has the meaning specified under "Glossary" in the Trust's final prospectus for shares of Auction Rate Notes. The Moody's Discount Factor for any Moody's Eligible Asset other than the securities set forth below will be the percentage provided in writing by Moody's

                   (i) Corporate debt securities: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below (NON CONVERTIBLES).

        TERM TO MATURITY OF                                           MOODY'S RATING CATEGORY
     CORPORATE DEBT SECURITY(2)
                                          Aaa          Aa          A          Baa          Ba          B         UNRATED(1)
1 year or less                           109%         112%        115%        118%        137%        150%          250%
2 years or less (but longer than 1       115%         118%        122%        125%        146%        160%          250%
  year)
3 years or less (but longer than 2       120%         123%        127%        131%        153%        168%          250%
  years)
4 years or less (but longer than 3       126%         129%        133%        138%        161%        176%          250%
  years)
5 years or less (but longer than 4       132%         135%        139%        144%        168%        185%          250%
  years)
7 years or less (but longer than 5       139%         143%        147%        152%        179%        197%          250%
  years)
10 years or less (but longer than 7      145%         150%        155%        160%        189%        208%          250%
  years)
15 years or less (but longer than        150%         155%        160%        165%        196%        216%          250%
  10 years)
20 years or less (but longer than        150%         155%        160%        165%        196%        228%          250%
  15 years)
30 years or less (but longer than        150%         155%        160%        165%        196%        229%          250%
  20 years)
Greater than 30 years                    165%         173%        181%        189%        205%        240%          250%
-----------------

(1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

(2) The Moody's Discount Factors for debt securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty shall determine the appropriate rating category.

For corporate debt securities that do not pay interest in U.S. dollars, the fund sponsor will contact Moody's to obtain the applicable currency conversion rates.

         Preferred Stock. The Moody's Discount Factor for taxable preferred stock shall be:

                   Aaa                                   150%
                   Aa                                    155%
                   A                                     160%
                   Baa                                   165%
                   Ba                                    196%
                   Less than B or Not Rated              250%

          1. For non-cumulative preferred stock, the Discount Factor should be amplified by 120%.

          2. Because of the size of the DRD market, these preferreds will be assigned a different discount factor to reflect their liquidity. Investment grade DRDs will receive a 165% discount factor and non-investment grade DRDs will receive a 216% discount factor.

U.S. COMMON STOCK AND COMMON STOCK OF FOREIGN ISSUERS FOR WHICH ADRS ARE TRADED

          COMMON STOCKS(1)            LARGE-CAP         MID-CAP      SMALL-CAP

          7 week exposure period      200%              205%          220%
--------------
(1) Market cap for Large-cap stocks are $10 billion and up, Mid-cap stocks range between $2 billion and $10 billion, and Small-cap stocks are $2 billion and below.


CONVERTIBLE SECURITIES (including convertible preferreds):(1)(2)

          Convertibles having a delta that ranges between .40-.00 will be discounted using the discount factors found in Moody's corporate debt securities table.

----------------
(1) Discount factors are for 7-week exposure period.

(2) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a convertible corporate debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "NR" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

         Convertibles having a delta that ranges between 1.00-.81 will be subject to the following discount factors: for investment grade bonds the discount factor is 195% and for below investment grade securities the discount factor is 229%.

         Convertibles having a delta that ranges between .80-.41 will be subject to the following discount factors: for investment grade bonds the discount factor is 192% and for below investment grade securities the discount factor is 226%.

         Any unrated convertible bonds are discounted at 250%.

         Upon conversion to common stock, the discount Factors applicable to common stock will apply:

COMMON STOCKS(1)             LARGE-CAP          MID-CAP         SMALL-CAP
7 week exposure period       200%               205%            220%


COMMON STOCK AND PREFERRED STOCK OF REITS AND OTHER REAL ESTATE COMPANIES:

                                                       DISCOUNT FACTOR(1)(2)(3)
common stock of REITs                                            154%
preferred stock of REITs
     with Senior Implied Moody's (or S&P) rating:                154%
     without Senior Implied Moody's (or S&P) rating:             208%
----------------
(1) A Discount Factor of 250% will be applied to those assets in a single Moody's Real Estate Industry/ Property Sector Classification which exceeds 30% of Moody's Eligible Assets but are not greater than 35% of Moody's Eligible Assets.

(2) A Discount Factor of 250% will be applied if dividends on such securities have not been paid consistently (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding.

(3) A Discount Factor of 250% will be applied if the market capitalization (including common stock and preferred stock) of an issuer is below $500 million.

DEBT SECURITIES OF REITS AND OTHER REAL ESTATE COMPANIES:

        TERM TO MATURITY OF                                           MOODY'S RATING CATEGORY
     CORPORATE DEBT SECURITY(2)
                                         Aaa          Aa          A           Baa         Ba          B             UNRATED(1)
1 year or less                           109%         112%        115%        118%        137%        150%          250%
2 years or less (but longer than 1       115%         118%        122%        125%        146%        160%          250%
  year)
3 years or less (but longer than 2       120%         123%        127%        131%        153%        168%          250%
  years)

                                      -6-



4 years or less (but longer than 3       126%         129%        133%        138%        161%        176%          250%
  years)
5 years or less (but longer than 4       132%         135%        139%        144%        168%        185%          250%
  years)
7 years or less (but longer than 5       139%         143%        147%        152%        179%        197%          250%
  years)
10 years or less (but longer than 7      145%         150%        155%        160%        189%        208%          250%
  years)
15 years or less (but longer than        150%         155%        160%        165%        196%        216%          250%
  10 years)
20 years or less (but longer than        150%         155%        160%        165%        196%        228%          250%
  15 years)
30 years or less (but longer than        150%         155%        160%        165%        196%        229%          250%
  20 years)
Greater than 30 years                    165%         173%        181%        189%        205%        240%          250%
--------------------------

(1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate, municipal or other debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

         Short-Term Instruments. The Moody's Discount Factor applied to short-term portfolio securities, including without limitation corporate debt securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's Exposure Period; (B) 115%, so long as such portfolio securities do not mature within the Moody's Exposure Period or have a demand feature at par not exercisable within the Moody's Exposure Period; and (C) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period. A Moody's Discount Factor of 100% will be applied to cash.

U.S. GOVERNMENT SECURITIES AND U.S. TREASURY STRIPS:

  REMAINING TERM TO MATURITY                              U.S. GOVERNMENT            U.S. TREASURY STRIPS
                                                          SECURITIES DISCOUNT        DISCOUNT FACTOR
                                                          FACTOR
  1 year or less                                          107%                       107%
  2 years or less (but longer than 1 year)                113%                       115%
  3 years or less (but longer than 2 years)               118%                       121%
  4 years or less (but longer than 3 years)               123%                       128%

                                      -7-



  5 years or less (but longer than 4 years)               128%                       135%
  7 years or less (but longer than 5 years)               135%                       147%
  10 years or less (but longer than 7 years)              141%                       163%
  15 years or less (but longer than 10 years)             146%                       191%
  20 years or less (but longer than 15 years)             154%                       218%
  30 years or less (but longer than 20 years)             154%                       244%

         Rule 144A Securities. The Moody's Discount Factor applied to Rule 144A Securities for Rule 144A Securities whose terms include rights to registration under the Securities Act within one year and Rule 144A Securities which do not have registration rights within one year will be 120% and 130%, respectively, of the Moody's Discount Factor which would apply were the securities registered under the Securities Act.

         Bank Loans. The Moody's Discount Factor applied to senior Bank Loans ("Senior Loans") shall be the percentage specified in accordance with the table set forth below (or such lower percentages as Moody's may approve in writing from time to time):

                                                                   MOODY'S RATING CATEGORY

             TYPE OF LOAN                      Aaa-A            Baa and Ba1       B1             DISTRESSED AND
                                                                                                 UNRATED(1)

Senior Loans > $250 MM                         118%              136%             149%            250%
Non-Senior Loans > $250 MM                     128%              146%             159%            260%
Loans < $250 MM                                138%              156%             169%            270%
Second Lien Bank Loans                         168%              185%             200%            270%
Third & Fourth Lien Bank Loans                 218%              240%             260%            351%
-------------------------

(1) If a Senior Loan is not rated by any of Moody's, S&P or Fitch Ratings, the Trust will use the applicable percentage set forth under the column entitled "Caa and below (including distressed and unrated)" in the table above. Ratings assigned by S&P and/or Fitch Ratings are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of securities for which the ratings by S&P and/or Fitch Ratings do not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch Ratings (i.e., these Rating Agencies assign different rating categories to the security) will be accepted at the lower of the two ratings; provided, however, that, in a situation where a security is rated "B" (or equivalent) by a given Rating Agency and rated "Caa" (or equivalent) by another Rating Agency, the Trust will use the applicable percentage set forth under the column entitled "B" in the table above.

         Master Limited Partnerships (MLP). The Moody's Discount Factor applied to master limited partnerships shall be applied in accordance with the table set forth below:

         MLP SECTOR(1)                               DISCOUNT FACTOR
         Large-cap MLPs(2)                           170%
         Mid and Small-cap MLPs
         Natural Resources (Oil, Gas, Energy)        292%
         Coal and Minerals                           301%
         Mortgage Real Estate                        291%
         Income Real Estate                          302%
         Miscellaneous                               342%
         ----------------
         (1) Restricted MLPs will be increased by 120%.
         (2) Market cap for Large-cap MLPs are $1 billion and up


         Asset-Backed and Mortgage-Backed Securities. The Moody's Discount Factor applied to asset-backed securities shall be 131%. The Moody's Discount Factor applied to collateralized mortgage obligations, planned amortization class bonds and targeted amortization class bonds shall be determined by reference to the weighted average life of the security in accordance with the table set forth below.

         REMAINING TERM TO MATURITY                     DISCOUNT FACTORS
         3 years or less                                     133%
         7 years or less (but longer than 3 years)           142%
         10 years or less (but longer than 7 years)          158%
         20 years or less (but longer than 10 years)         174%
         Greater than 20 years                               205%


MBA: US GOVERNMENT AGENCY (FNMA, FHLMC, GNMA) MORTGAGE BACKED SECURITIES

                                       GNMA
                      COUPON                      DISCOUNT FACTORS
                        5%                              154%
                        6%                              150%
                        7%                              146%
                        8%                              142%
                        9%                              139%
                       10%                              138%
                       11%                              136%
                       12%                              134%
                       13%                              133%
                    adjustable                          156%

                                   FNMA, FHLMC
                      COUPON                      DISCOUNT FACTORS
                        5%                              160%
                        6%                              157%
                        7%                              153%
                        8%                              150%
                        9%                              147%
                       10%                              144%
                       11%                              141%
                       12%                              138%
                       13%                              136%
                    adjustable                          160%

         The Moody's Discount Factor applied to residential mortgage pass-throughs (including private-placement mortgage pass-throughs) shall be determined by reference to the coupon paid by such security in accordance with the table set forth below.

                      COUPON                      DISCOUNT FACTORS
                        5%                              166%
                        6%                              162%
                        7%                              158%
                        8%                              154%
                        9%                              151%
                       10%                              148%
                       11%                              144%
                       12%                              142%
                       13%                              139%
                    adjustable                          165%

         The Moody's Discount Factor applied to fixed-rate pass-through that are not rated by Moody's and are serviced by a servicer approved by Moody's shall be determined by reference to the table in the following paragraph (relating to whole loans).

         The Moody's Discount Factor applied to whole loans shall be determined by reference to the coupon paid by such security in accordance with the table set forth below.

                      COUPON                      DISCOUNT FACTORS
                        5%                              172%
                        6%                              167%
                        7%                              163%
                        8%                              159%
                        9%                              155%
                       10%                              151%

                       11%                              148%
                       12%                              145%
                       13%                              142%
                    adjustable                          170%


         Municipal Debt Obligations. The Moody's Discount Factor applied to municipal debt obligations shall be the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Moody's Exposure Period, in accordance with the table set forth below:

EXPOSURE PERIOD                Aaa             Aa          A         Baa        MIG-1(1)     MIG-1(2)   UNRATED(3)
7 weeks                        151%            159%        160%      173%       135%         148%       225%
8 weeks or less but greater    1554%           161%        168%      176%       137%         149%       231%
  than 7 weeks
9 weeks or less but greater    158%            163%        170%      177%       138%         150%       240%
  than 8 weeks
-----------------------

(1) Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, VMIG-1 or P-1 by S& P and Fitch that have a maturity less than or equal to 49 days.

(2) Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, VMIG-1 or P-1 by S&P and Fitch that have a maturity greater than 49 days.

(3) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the municipal issuer's assets can be derived from other sources as well as combined with a number of sources as presented by the Fund to Moody's securities rated below Baa by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a municipal debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "Unrated" in the Municipal Debt Table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.


         Structured Notes. The Moody's Discount Factor applied to Structured Notes will be (A) in the case of a corporate issuer, the Moody's Discount Factor determined in accordance with paragraph (i) under this definition, whereby the rating on the issuer of the Structured Note will be the rating on the Structured Note for purposes of determining the Moody's Discount Factor in the table in paragraph (i); and (B) in the case of an issuer that is the U.S. government or an agency or instrumentality thereof, the Moody's Discount Factor determined in accordance with paragraph (iii) under this definition.

         "Moody's Eligible Assets" means:

                   (i) cash (including interest and dividends due on assets rated (A) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (B) A2 or higher if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher if the payment date is within the Moody's Exposure Period) and receivables for Moody's Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms or (B) (1) with counterparties having a Moody's long-term debt rating of at least Baa3 or (2) with counterparties having a Moody's Short Term Money Market Instrument rating of at least P-1;

                  (ii) Short Term Money Market Instruments so long as (A) such securities are rated at least P-1, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (C) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month, (2) is rated A1 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P and not rated by Moody's) need not meet any otherwise applicable S&P rating criteria;

                 (iii) U.S. Government Securities and U.S. Treasury Strips;

                  (iv) Rule 144A Securities;

                   (v) Senior Loans and other Bank Loans approved by Moody's;

                  (vi) corporate debt securities if (A) such securities are rated B3 or higher by Moody's; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody's Eligible Assets if they are rated by Moody's or S&P or Fitch; (C) for securities which provide for conversion or exchange into equity capital at some time over their lives, the issuer must be rated at least B3 by Moody's and the discount factor will be 250%; (D) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute Moody's Eligible Assets; (E) such securities have been registered under the Securities Act of 1933, as amended ("Securities Act") or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Company's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Directors, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded; and (F) such securities are not subject to extended settlement.

                       Notwithstanding the foregoing limitations, (x) corporate debt securities not rated at least B3 by Moody's or not rated by Moody's shall be considered to be Moody's Eligible Assets only to the extent the Market Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; provided, however, that if the Market Value of such corporate debt securities exceeds 10% of the aggregate Market Value of all Moody's Eligible Assets, a portion of such corporate debt securities (selected by the Company) shall not be considered Moody's Eligible Assets, so that the Market Value of such corporate debt securities (excluding such portion) does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; and (y) corporate debt securities rated by neither Moody's nor S&P nor Fitch shall be considered to be

         Moody's Eligible Assets only to the extent such securities are issued by entities which (i) have not filed for bankruptcy within the past three years, (ii) are current on all principal and interest in their fixed income obligations, (iii) are current on all preferred stock dividends, and (iv) possess a current, unqualified auditor's report without qualified, explanatory language.

                 (vii) preferred stocks if (A) dividends on such preferred stock are cumulative, or if non-cumulative the Discount Factor should be amplified by a factor of 1.10x Moody's listed Discount Factor (B) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (C) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange, (D) if such security consists of $1,000 par bonds that tend to trade over-the-counter, (E) the issuer of such a preferred stock has a senior debt rating from Moody's of Baa1 or higher or a preferred stock rating from Moody's of Baa3 or higher and (F) such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible). In addition, the preferred stocks must have the diversification requirements set forth in the table below and the preferred stock issue must be greater than $40 million;

                (viii) common stocks (i) which (A) are traded on a nationally recognized stock exchange (as approved by Moody's) or in the over-the-counter market, (B) if cash dividend paying, pay cash dividends in US dollars and (C) may be sold without restriction by the Company; provided, however, that (y) common stock which, while a Moody's Eligible Asset owned by the Company, ceases paying any regular cash dividend will no longer be considered a Moody's Eligible Asset until 71 days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A3 by Moody's and (z) the aggregate Market Value of the Company's holdings of the common stock of any issuer in excess of 4% in the case of utility common stock and 6% in the case of non-utility common stock of the aggregate Market Value of the Company's holdings shall not be Moody's Eligible Assets, (ii) which are securities denominated in any currency other than the US dollar or securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts ("ADRs") or their equivalents which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia or (iii) which are securities of issuers formed under the laws of jurisdictions other than the United States (and in existence for at least five years) for which no ADRs are traded; provided, however, that the aggregate Market Value of the Company's holdings of securities denominated in currencies other than the US dollar and ADRs in excess of (A) 6% of the aggregate Market Value of the Outstanding shares of common stock of such issuer thereof or (B) 10% of the Market Value of the Company's Moody's Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland and the United Kingdom, shall not be a Moody's Eligible Asset;

                  (ix) sovereign debt securities. Debt securities of non-U.S. sovereign nations if they are obligations of qualified sovereign nations provided in writing by Moody's.

                   (x) interest rate swaps if: (A) the aggregate notional amount of interest rate swaps will not exceed the aggregate principal amount of outstanding Energy Notes issued by the Company; (B) the counterparties to interest rate swaps will not have senior unsecured ratings which are below Moody's A3. In connection with interest rate swaps, the Company will provide to Moody's full disclosure of ISDA agreements with all companion credit annexes enumerating termination events along with terms of the interest rate swaps shall be provided to Moody's within a reasonable time frame prior to entering into the interest rate swap arrangement and all assignments and amendments will be disclosed by the Company in writing to Moody's. The Energy Notes Basic Maintenance Certificate shall include the following information about each interest rate swap held by the Company: (A) term; (B) variation margin; (C) name of counterparty; and (D) termination value. The variation margin and termination value of interest rate swaps will be factored into the Energy Notes Basic Maintenance Amount test as follows: (A) the weekly variation margin of swap when positive will count as Moody's Eligible Assets and will be by discounted by the Moody's Discount Factor for corporate debt securities in C.(i) above based on the ratings of the interest rate swap counterparties; (B) the weekly negative variation margin of an interest rate swap will be deducted from aggregate Moody's Eligible Assets; (C) all segregated assets in connection with interest rate swaps will not be considered Moody's Eligible Assets; (D) the market value of an interest rate swap, when negative, will not count as a Moody's Eligible Asset; and (E) the termination value of an interest rate swap will be deemed to be a current liability for purposes of calculating the Energy Notes Basic Maintenance Amount.

                  (xi) financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the Investment Company Act of 1940, as amended, not otherwise provided for in this definition but only upon receipt by the Company of a letter from Moody's specifying any conditions on including such financial contract in Moody's Eligible Assets and assuring the Company that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody's to the Energy Notes.

                  Additionally, in order to merit consideration as an eligible asset, securities should be issued by entities which:

                            (A) have not filed for bankruptcy with the past
                  years;

                            (B) are current on all principle and interest in
                  their fixed income obligations;

                            (C) are current on all preferred stock dividends;

                            (D) possess a current, unqualified auditor's report
                  without qualified, explanatory language.

                  In addition, portfolio holdings (except common stock) as described above must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:

                          MAXIMUM SINGLE            MAXIMUM SINGLE        MINIMUM ISSUE SIZE
  RATINGS(1)              ISSUER(2)                 INDUSTRY(3)           ($ IN MILLION)(5)
  Aaa                     100%                      100%                  $100
  Aa                       20%                      60%                   $100
  A                        10%                      40%                   $100
  Baa                      6%                       20%                   $100
  Ba                       4%                       12%                    $50(6)
  B1-B2                    3%                        8%                    $50(6)
  B3 or below              2%                        5%                   $50(6)
  ------------------------

  (1) Refers to the preferred stock and senior debt rating of the portfolio holding.

  (2) Companies subject to common ownership of 25% or more are considered as one issuer.

  (3) Percentages represent a portion of the aggregate Market Value of corporate debt securities.

  (4) Industries are determined according to Moody's Industry Classifications, as defined herein.

  (5) Except for preferred stock, which has a minimum issue size of $40 million.

  (6) Portfolio holdings from issues ranging from $50 million to $100 million and are limited to 20% of the Company's total assets.


                  Portfolio holdings that are common stock as described above must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:


INDUSTRY CATEGORY      MAXIMUM SINGLE       MAXIMUM SINGLE        MAXIMUM SINGLE
                       ISSUER (%)(1)        INDUSTRY (%)(2)       STATE (%)(1)
Utility                 4                    50                    7(2)
Industry                4                    45                    7
Financial               5                    40                    6
Other                   6                    20                    N/A
--------------------
(1) Percentages represent both a portion of the aggregate market value and the number of outstanding shares of the common stock portfolio.

(2) Utility companies operating in more than one state should be diversified according to the State of incorporation.

                  Where the Company sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Company is required to pay upon repurchase of such asset will count as a liability for the purposes of the Energy Notes Shares Basic Maintenance Amount. Where the Company purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Company thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

                  Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it (i) has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of Energy Notes Basic Maintenance Amount or to the extent it is subject to any liens, as well as segregated assets, except for (A) liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Company will not affect the status of such asset as a Moody's Eligible Asset, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty,
         (C) liens to secure payment for services rendered or cash advanced to the Company by its investment manager or portfolio manager, the Company's custodian, transfer agent or registrar or the Auction Agent and (D) liens arising by virtue of any repurchase agreement, or (ii) has been segregated against obligations of the Company in connection with an outstanding derivative transaction.

                 (xii) Master Limited Partnership (MLP) Securities, which shall include the following securities, restricted or unrestricted, issued by an MLP or an affiliate of an MLP: (1) common units, (2) convertible subordinated units, (3) I-Shares, (4) I-units and (5) debt securities.

         "Moody's Exposure Period" means the period commencing on a given Valuation Date and ending 49 days thereafter.

         "Moody's Hedging Transactions" means purchases or sales of exchange-traded financial futures contracts based on any index approved by Moody's or Treasury Bonds, and purchases, writings or sales of exchange-traded put options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, and purchases, writings or sales of exchange-traded call options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, subject to the following limitations:

                   (i) the Company will not engage in any Moody's Hedging Transaction based on any index approved by Moody's (other than transactions that terminate a future contract or option held by the Company by the Company's taking the opposite position thereto ("Closing Transaction")) that would cause the Company at the time of such transaction to own or have sold:

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                            (A) Outstanding financial futures contracts based on
                  such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal; or

                            (B) Outstanding financial futures contracts based on
                  any index approved by Moody's having a Market Value exceeding 50% of the Market Value of all portfolio securities of the Company constituting Moody's Eligible Assets owned by the Company;

                  (ii) The Company will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than (Closing Transactions)) that would cause the Company at the time of such transaction to own or have sold:

                            (A) Outstanding financial futures contracts based on
                  Treasury Bonds with such contracts having an aggregate Market Value exceeding 20% of the aggregate Market Value of Moody's Eligible Assets owned by the Company and rated Aa by Moody's (or, if not rated by Moody's but rated by S&P, rated AA by S&P and Fitch); or

                            (B) Outstanding financial futures contracts based on
                  Treasury Bonds with such contracts having an aggregate Market Value exceeding 50% of the aggregate Market Value of all portfolio securities of the Company constituting Moody's Eligible Assets owned by the Company (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P, rated BBB or A by S&P or Fitch);

                 (iii) The Company will engage in (Closing Transaction) to close out any outstanding financial futures contract based on any index approved by Moody's if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Moody's and the Company;

                  (iv) The Company will engage in a (Closing Transaction) to close out any outstanding financial futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a (Closing Transaction) to close out any outstanding option on a financial futures contract by no later than the first Business Day of the month in which such option expires;

                   (v) The Company will engage in Moody's Hedging Transactions only with respect to financial futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

                  (vi) The Company (A) will not engage in options, including caps and floors, and futures transactions for leveraging or speculative purposes, except that an option or futures transaction shall not for these purposes be considered a leveraged position or speculative and

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         (B) will not write any call options or sell any financial futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and

                 (vii) The Company will not enter into an option or futures transaction unless, after giving effect thereto, the Company would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Energy Notes Basic Maintenance Amount.

         "Moody's Industry Classifications" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the Energy Notes).

                   (i) Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition.

                  (ii) Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers.

                 (iii) Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables.

                  (iv) Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil.

                  (v) Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development.

                  (vi) Chemicals, Plastics and Rubber: Chemicals
         (non-agricultural), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating Containers.

                 (vii) Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass.

                (viii) Personal and Non-Durable Consumer Products (Manufacturing
         Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies.

                  (ix) Diversified/Conglomerate Manufacturing.

                   (x) Diversified/Conglomerate Service.

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                  (xi) Diversified Natural Resources, Precious Metals and
         Minerals: Fabricating, Distribution.

                 (xii) Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal.

                (xiii) Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology.

                 (xiv) Finance: Investment Brokerage, Leasing, Syndication, Securities.

                  (xv) Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers.

                 (xvi) Grocery: Grocery Stores, Convenience Food Stores.

                (xvii) Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment.

               (xviii) Home and Office Furnishings, Housewares, and Durable Consumer Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges.

                 (xix) Hotels, Motels, Inns and Gaming.

                  (xx) Insurance: Life, Property and Casualty, Broker, Agent, Surety.

                 (xxi) Leisure, Amusement, Motion Pictures, Entertainment:
         Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution.

                (xxii) Machinery (Non-Agricultural, Non-Construction, Non-Electronic): Industrial, Machine Tools, Steam Generators.

               (xxiii) Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing.

                (xxiv) Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling.

                 (xxv) Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment.

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                (xxvi) Cargo Transport: Rail, Shipping, Railroads, Rail-car
         Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport.

               (xxvii) Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom.

              (xxviii) Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular.

                (xxix) Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes.

                 (xxx) Personal Transportation: Air, Bus, Rail, Car Rental.

                (xxxi) Utilities: Electric, Water, Hydro Power, Gas.

               (xxxii) Diversified Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies. The Company will use SIC codes in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Company considers necessary.

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